                                                      File No. 333-_____________

As filed with the Securities and Exchange Commission on October 9, 2002.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        United Trust Group, Inc.

             (Exact name of Registrant as specified in its charter)

     Illinois                                          37-1172848

(State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)               Identification Number)

    5250 South Sixth Street Road, P.O. Box 5147, Springfield, Illinois, 62703

   (Address of Principal Executive Offices)               (Zip Code)

       United Trust Group, Inc. Employee and Director Stock Purchase Plan

                              (Full title of plan)

                               Theodore C. Miller
     Corporate Secretary, Senior Vice President and Chief Financial Officer
                            United Trust Group, Inc.
                          5250 South Sixth Street Road
                                  P.O. Box 5147
                           Springfield, Illinois 62703
                                 (217) 323-6300
_______________________________________________________________________________
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Cynthia W. Young, Esq.
                           Wyatt, Tarrant & Combs, LLP
                                 2800 PNC Plaza
                           Louisville, Kentucky 40202
                                 (502) 589-5235

                                           CALCULATION OF REGISTRATION FEE

    Title of Securities          Amount           Proposed Maximum              Proposed              Amount Of
           to be                 to be             Offering Price           Maximum Aggregate     Registration Fee
        Registered             Registered          per Share (1)           Offering Price (1)            (1)
       Common Stock,
       no par value           400,000 (2)             $12.11                  $4,845,210             $4,845.21

(1)  Pursuant to Rule 457(h), the proposed maximum offering price per share, the
     proposed  maximum  aggregate   offering  price  and  the  registration  fee
     calculation are based on the actual purchase price of $12.00 per share with respect to 367,000 shares, and the book value per share of $13.37, computed as of the  latest  practicable  date  prior to the date of  filing  of this registration statement,  with respect to 33,000 shares. Book value was used because there were no trades in the  Registrant's  common stock meeting the applicable calculation requirements of Rule 457(c).

(2)  The  Registrant  also  hereby  registers  such   indeterminate   number  of
     additional  shares  of  Common  Stock  as may  be  issued  pursuant  to the anti-dilution  provisions of the plan and pursuant to Rule 416(a) under the
     Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following  documents  filed by the  Registrant  with the Securities and
Exchange  Commission (the "Commission")  pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"),  are incorporated  herein by reference and deemed to be a part hereof from the date of the filing of such documents:

     1. The Registrant's  Annual Report on Form 10-K for the year ended December
31, 2001;

     2. The Registrant's  Quarterly  Reports on Form 10-Q for the quarters ended
March 31, 2002 and June 30, 2002;

     3. The Registrant's  Current Reports on Form 8-K filed January 2, 2002, May
22, 2002, June 10, 2002 and June 13, 2002; and

     4. The  description  of the  Registrant's  Common  Stock  contained  in the
Registrant's  Registration  Statement on Form S-4,  filed  January 14, 1998 (SEC
File No. 333-44269),  including any subsequent amendment or report filed for the purpose of updating that description.

     All documents  subsequently  filed by the  Registrant  pursuant to Sections
13(a),  13(c),  14 and  15(d) of the  Exchange  Act,  prior to the  filing  of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold,  shall be deemed to be incorporated by reference in this Registration  Statement and to be a part  hereof  from the date of  filing  of such  documents.  Any  statement contained in a document  incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded  for purposes of this
Registration  Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document  incorporated  by  reference  herein  shall be deemed to be modified or superseded  for  purposes of this  Registration  Statement  to the extent that a statement  contained  in any other  subsequently  filed  document  which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

     The  circumstances  under which an  Illinois  corporation  may  indemnify a director,  officer,  employee or agent of the  corporation  are set forth in the
Illinois  Business  Corporation  Act of 1983,  as  amended  at 805 ILCS  5/8.75.
Article XI of the Registrant's  Bylaws is substantially  similar to the statute, and provides as follows:

                                   "ARTICLE XI
                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     SECTION  1. The  corporation  shall  indemnify  any  person who was or is a party,  or is  threatened  to be  made a party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the  corporation)  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action,  suit or  proceeding,  if he acted in good faith and in a manner he reasonably  believed  to be in,  or not  opposed  to the best  interests  of the corporation,  and,  with respect to any criminal  action or  proceeding,  had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment or settlement,  conviction, or upon a plea of nolo  contendere  or its  equivalent,  shall not,  of  itself,  create a presumption  that the person did not act in good faith and in a manner  which he or she  reasonably  believed to be in or not opposed to the best interest of the corporation,  and with respect to any criminal  action or  proceeding,  that the person had reasonable cause to believe that his conduct was unlawful.

     SECTION  2. The  corporation  shall  indemnify  any  person who was or is a party,  or is  threatened  to be  made a party  to any  threatened,  pending  or completed  action or suit by or in the  right of the  corporation  to  procure a judgment  in its  favor by  reason  of the fact  that  such  person  is or was a director, officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a director,  officer,  employee or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best  interests  of the  corporation,  provided that no  indemnification  shall be made with  respect  to any claim,  issue,  or matter as to which  such  person  shall  have  been  adjudged  to be liable  for negligence  or  misconduct  in the  performance  of his duty to the  corporation unless  and only to the extent  that the court in which such  action or suit was brought shall  determine upon  application  that,  despite the  adjudication  of liability,  but in view of all the  circumstances  of the case,  such  person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION  3.  To the  extent  that a  director,  officer  or  employee  of a corporation has been successful,  on the merits or otherwise,  in the defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim,  issue or matter  therein,  such person shall be indemnified  against
expenses  actually  and  reasonably   incurred  by  such  person  in  connection
therewith.

     SECTION 4. Any indemnification  under sections 1 and 2 shall be made by the corporation  only as authorized in the specific case, upon a determination  that indemnification  of the  director,  officer,  employee or agent is proper in the circumstances  because he or she has met the applicable  standard of conduct set forth in sections 1 and 2. Such determination shall be made: (a) by the board of directors by a majority  vote of a quorum  consisting  of directors who were not parties  to such  action,  suit or  proceeding,  or, (b) if such a quorum is not obtainable,  or even if  obtainable,  a quorum  of  disinterested  directors  so directs,  by  independent  legal  counsel  in a written  opinion,  or (c) by the shareholders.

     SECTION 5. Expenses incurred in defending a civil or criminal action,  suit or proceeding may be paid by the corporation in advance of the final disposition of such action,  suit or proceeding,  as authorized by the board of directors in the  specific  case,  upon  receipt  of an  undertaking  by or on  behalf of the director,  officer,  employee  or agent to repay  such  amount,  unless it shall ultimately be  determined  that he or she is entitled to be  indemnified  by the corporation as authorized in this article.

     SECTION 6. The indemnification provided by this article shall not be deemed exclusive  of any  other  rights  to  which  those  seeking  indemnification  or advancement  of expenses may be entitled  under any by-law,  agreement,  vote of shareholders or disinterested directors, or otherwise,  both as to action in his or her official capacity and as to action in another capacity while holding such office,  and shall  continue  as to a person  who has  ceased to be a  director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

     SECTION 7. The  corporation  shall have the power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent  of  the  corporation,  or who is or was  serving  at the  request  of the corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint venture,  trust or other  enterprise,  against any liability asserted  against such person and incurred by such person in any such  capacity, or  arising  out of his or her status as such,  whether  or not the  corporation would have the power to indemnify such person  against such liability  under the provisions of these  sections.

     SECTION 8. If the corporation  has paid indemnity or has advanced  expenses to a director,  officer,  employee or agent,  the  corporation  shall report the indemnification  or advance in  writing to the  shareholders  with or before the notice of the next shareholders meeting.

     SECTION 9. References to "the  corporation"  shall include,  in addition to the surviving  corporation,  any merging corporation,  including any corporation having merged with a merging  corporation,  absorbed in a merger which otherwise would have  lawfully been entitled to indemnify  its  directors,  officers,  and employees or agents."

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits

                  See Exhibit Index, which is incorporated herein by reference.

Item 9.           Undertakings

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this  Registration  Statement
               (or the most  recent  post-effective  amendment  thereof)  which, individually or in the aggregate,  represent a fundamental change in the  information  set  forth in this  Registration  Statement.
               Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar value of  securities offered  would not  exceed  that  which was  registered)  and any deviation from the low or high end of the maximum  offering range may be  reflected  in the  form  of  prospectus  filed  with  the
               Commission  pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than a 20 percent change in the maximum  aggregate  offering price set forth in the
               "Calculation  of   Registration   Fee"  table  in  the  effective
               Registration Statement.

                    (iii) To include any  material  information  with respect to the  plan  of  distribution  not  previously  disclosed  in  this
               Registration Statement or any material change to such information in this Registration Statement;

     Provided,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) above do not apply if the  registration  statement is on Form S-3, Form S-8 or Form F-3, and the information  required to be included in a post-effective  amendment by  those  paragraphs  is  contained  in  periodic  reports  filed  by  the
     Registrant  pursuant  to  Section  13 or  Section  15(d) of the  Securities
     Exchange  Act  of  1934  that  are   incorporated   by  reference  in  this
     Registration Statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new registration statement relating to the securities being offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (b) The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the
Registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934) that is  incorporated  by  reference  in this
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of Springfield,  State of Illinois,  on the 24th day of
September, 2002.

                               UNITED TRUST GROUP, INC.

                               By:       /s/ Randall L. Attkisson
                                        Randall L. Attkisson

                               Title:    President and Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below  constitutes and appoints Randall L. Attkisson and Theodore C. Miller with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution,  for him or her, and in his or her name, place and stead, in any and all capacities,  to sign any and all amendments  (including  post-effective  amendments) to this Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  said  attorneys-in-fact  and  agents,  and each of them,  full  power  and authority to do and perform each and every act and thing requisite and necessary to be done in and about the  premises,  as fully and to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming all that said  attorneys-in-fact  and agents, or his substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  on Form S-8 has  been  signed  below  by the  following persons on the dates and in the capacities indicated.

Name                             Capacity                          Date

   /s/ John S. Albin             Director                  September 24, 2002
John S. Albin

  /s/ Randall L. Attkisson       Director, President       September 24, 2002
Randall L. Attkisson

  /s/ Jesse T. Correll           Director, Chief           September 24, 2002
Jesse T. Correll                 Executive Officer
                                (Principal Executive Officer)

  /s/ Ward F. Correll            Director                  September 24, 2002
Ward F. Correll

Thomas F. Darden                 Director                  September 24, 2002

Millard V. Oakley                Director                  September 24, 2002

  /s/ William W. Perry           Director                  September 24, 2002
William W. Perry

  /s/ James P. Rousey            Director, Executive,      September 24, 2002
James P. Rousey                  Vice President

  /s/ Robert W. Teater           Director                  September 24, 2002
Robert W. Teater

  /s/ Theodore C. Miller         Chief Financial and       September 24, 2002
Theodore C. Miller               Accounting Officer
                                (Principal Financial and
                                 Accounting Officer)

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                                         Description                                        Page

4.1 (1)                 Articles of Incorporation of the Registrant and all amendments thereto.

4.2 (2)                 Bylaws of the Registrant and all amendments thereto.

5                       Opinion and Consent of Wyatt, Tarrant & Combs, LLP.                                 9

23.1                    Consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5).                     9

23.2                    Consent of Kerber, Eck & Braeckel LLP.                                             10

24                      Power of Attorney (precedes signatures).                                            6

99.1                    United Trust Group, Inc. Employee and Director Stock Purchase Plan.                12

99.2                    United Trust Group, Inc. Stock Restriction and Buy-Sell Agreement                  18
                        (included in Exhibit 99.1).

Footnotes:

(1)                     Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly
                        Report on Form 10-Q for the quarter ended June 30, 2002 (SEC File No.
                        000-16867).

(2)                     Incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly
                        Report on Form 10-Q for the quarter ended June 30, 2002 (SEC File No.
                        000-16867).

                                                                       Exhibit 5

                   [Letterhead of Wyatt, Tarrant & Combs, LLP]

                                                              September 30, 2002

Board of Directors
United Trust Group, Inc.
5250 South Sixth Street Road
P.O. Box 5147
Springfield, Illinois 62703

Gentlemen:

     We have  acted  as  counsel  to  United  Trust  Group,  Inc.,  an  Illinois corporation  (the "Company"),  in connection with the Registration  Statement on
Form S-8 (the  "Registration  Statement")  being filed by the  Company  with the
Securities  and Exchange  Commission  pursuant to the Securities Act of 1933, as amended (the "Act"),  to register 400,000 shares (the "Shares") of the Company's common stock, no par value, issuable under the United Trust Group, Inc. Employee and Director Stock Purchase Plan (the "Plan").

     We have examined and are familiar with the Company,  its  organization  and proceedings  related  thereto.  We have also examined  such other  documents and procedures as we have considered necessary for the purpose of this opinion.

     We have  assumed,  for  purposes of this  opinion,  that the Shares will be validly  authorized on the respective  dates of issuance of the Shares under the
Plan,  and that,  on the dates of  issuance  of the Shares  under the Plan,  the obligations of the Company under the Plan will  constitute the legal,  valid and
binding  obligations  of  the  Company,   enforceable  against  the  Company  in
accordance with their respective terms.

     Based upon the foregoing and subject to the qualifications  hereinafter set forth,  we are of the  opinion  that the Shares are duly  authorized  and,  when issued and sold in accordance with the  Registration  Statement,  the prospectus delivered to participants  in the Plan pursuant to the  requirements of the Act, the pertinent  provisions of any applicable  state securities laws and the Plan, will be duly and validly issued, fully paid and nonassessable.

     We are members of the Bars of the  Commonwealth  of Kentucky and the States
of  Indiana  and  Tennessee.  The  attorneys  in this  Firm who have had  active involvement  in  preparing  this opinion are not licensed to practice law in the
State of Illinois,  and our opinions as to the questions of Illinois law in this opinion are based  solely upon our review of the Illinois  Business  Corporation
Act of 1983, as amended,  contained in a compilation of state  corporation  laws published by Aspen Law & Business.

     Our opinion is directed  to the Board of  Directors  of the Company and may not be relied upon by any persons other than said  directors,  recipients of the
prospectus   and   participants   in  the  Plan.   We  expressly   disclaim  any
responsibility   for  advising  you  of  any  change   hereafter   occurring  in
circumstances  touching or concerning  the  transaction  which is the subject of this opinion,  including any changes in the law or in factual matters  occurring subsequent to the date of this opinion.

     We hereby consent to the filing of this opinion,  or copies thereof,  as an
Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange
Commission thereunder.

                                     Sincerely,

                                     WYATT, TARRANT & COMBS, LLP
                                    /s/       WYATT, TARRANT & COMBS, LLP

                                                                                                                           Exhibit 23.2

                                                                    Exhibit 99.1

       United Trust Group, Inc. Employee and Director Stock Purchase Plan

                                  COMMON STOCK
                                 (no par value)

Background

United Trust Group,  Inc. is an Illinois  corporation  and an insurance  holding company.

We desire to offer  employees and directors of United Trust Group,  Inc. and its subsidiaries  the  opportunity  to invest in shares of our  common  stock.  This document  describes  the plan we have  established  under  which  employees  and directors may purchase shares of United Trust Group, Inc. common stock.

Investing  in shares  under the plan is not  without  risks.  The price at which shares  are being  offered  under  this plan is not based on market  price,  and employees and  directors  investing in shares under the plan will be required to execute a stock restriction  agreement.  The stock restriction agreement imposes significant  restrictions on the  transferability of shares, and fixes the price at which a participant in the plan may be required to sell shares back to United
Trust  Group,  Inc.  based on the  change in the book value of the  shares,  not market value.

A note about United Trust Group, Inc.

United Trust Group, Inc. is a publicly-held  company that files reports with the
Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of
1934. Until recently,  our common stock was traded on the Nasdaq Small Cap Stock
Market.  Effective  December 31, 2001, we voluntarily  de-listed our shares from
Nasdaq,  and our  shares  are now traded  sporadically  in the  over-the-counter market.

Jesse  Correll,  and  his  affiliates  and  associates  own a  majority  of  our outstanding shares of common stock.

How many shares may be issued under the plan

The board of directors has  authorized the issuance of a total of 400,000 shares of common stock  pursuant to this plan.  The number of shares  authorized  to be issued under the plan will be subject to adjustment  proportionately if there is a stock dividend,  stock split or similar  recapitalization event resulting in a change in shares of United Trust Group, Inc.

How the plan operates

Annual  offering of shares.  Eligible  employees  and  directors of United Trust
Group,  Inc. and its  subsidiaries  may be offered the opportunity to purchase a limited  amount of shares of United  Trust Group under the plan  annually.  Each annual offering, if made, will remain open for a period of 30 days, during which directors and eligible employees selected by our board of directors may elect to purchase  shares of United  Trust  Group,  Inc.  under the plan.  An election to purchase  shares  will not be  valid  unless  the  employee/director  meets  the eligibility requirements to participate in the plan and, prior to the end of the offering period,

     (1)  the  employee/director  delivers to United Trust Group, Inc. a signed, completed subscription  agreement,  in the form attached as Exhibit A, together with payment in full of the purchase price of the shares, and

     (2)  the employee/director signs and delivers to United Trust Group, Inc. a stock restriction agreement, in the form attached as Exhibit B.

     Limit on  number  of shares  that may be  purchased  annually. The board of directors of United Trust Group,  Inc.  shall have  discretion  to determine the number of shares to be offered in any annual offering subject to the limitations in this plan and to  determine  the number of shares,  if any,  to be offered to each  director or eligible  employee in an annual  offering  under the plan.  No fractional shares will be issued,  and any fractions will be rounded down to the next whole number.

     Closing of annual  offering.  The closing of an annual  offering will occur within [5] business days  following the end of the annual  offering  period.  At that time,  certificates  representing  the shares  purchased by a participating employee in an annual offering will be issued,  in the name of the participating employee, and, if there has been an oversubscription,  any excess funds received will be returned, by check, to participating employees (without interest).

     Timing of annual  offerings.  The board of directors of United Trust Group,
Inc. will  determine if and when annual  offerings of shares under the plan will be made.

     Price of shares in an annual  offering.  The price at which  shares will be offered in the first  annual  offering  has been  arbitrarily  set at $12.00 per share.  At each annual  offering  thereafter,  the board of  directors of United
Trust Group,  Inc.  will fix the price at which shares will be offered under the plan at the time it authorizes  the annual  offering.  In any case, the price at which  shares  will be offered  under the plan will not be less than 100% of the fair market value of shares of United Trust Group, Inc. at the time the offering is authorized by the United Trust Group, Inc. board of directors.

Eligibility requirements for participants

The board of  directors of United Trust Group,  Inc.  shall have  discretion  to select the directors and eligible employees who will be extended the opportunity to  purchase  shares in any  annual  offering  under the plan.  Only  individual employees of United Trust Group,  Inc. or its  subsidiaries who either (1) serve as directors of United Trust Group,  Inc. or its  subsidiaries  or (2) have been employed  full-time by United Trust Group, Inc. or its subsidiaries for at least
1 year at the time of an  offering  of  shares  under the plan are  eligible  to participate  and purchase  shares in that  offering  under the plan.  Any person serving as a director of United Trust Group,  Inc. or any of its subsidiaries at the time of an offering of shares under the plan is eligible to participate  and purchase shares in that offering under the plan.

The board of  directors  of United  Trust  Group,  Inc.  may refuse to issue any shares  to a  person  if it  determines,  in  good  faith,  that  the  foregoing eligibility requirement was not met either during the annual offering period and at the time of the closing of the offering.  Independent  contractors  and other individuals  who are not employees or directors are not eligible to  participate in the plan.

The  employment  relationship  will be treated  as  continuing  intact  while an employee  is on sick leave or other bona fide leave of absence  for a period not to exceed 90 days.  Where the period of leave  exceeds 90 days,  the  employment relationship will be deemed terminated on the 91st day of such leave.

The opportunity to participate in the plan is personal to eligible employees and directors  selected  by  the  board  of  directors.  No  right  with  regard  to participation  in the plan or right to  purchase  and  receive  shares of United
Trust  Group,  Inc.  under the plan may be  assigned,  transferred,  pledged  or otherwise  disposed of in any way by a participating  employee or director.  Any such  attempted  assignment,  transfer,  pledge,  or other  disposition  will be without effect.  An eligible  employee's or director's  right to purchase shares under  the plan may be  exercised  only  during  the  employee's  or  director's lifetime.

A participating employee or director will have no interest in, or rights to, any shares under the plan until the certificate represented shares purchased by that participating employee has been issued.

Who administers the plan

The plan is administered  by the board of directors of United Trust Group,  Inc.
The board of directors of United Trust Group,  Inc. has full power and authority to  construe,  interpret  and  administer  the  plan  and may  adopt  rules  and regulations  for  carrying  out the  plan.  The  board  of  directors  may  make arrangements for individuals or organizations to assist in the administration of the plan.  Decisions made by the board of directors of United Trust Group,  Inc.
in the administration of the plan are final and binding absent manifest error.

Conditions of the plan

It is a condition of any offer of shares under this plan that the offer and sale of the shares are either exempt from the registration requirements imposed under the  Securities  Act of 1933 and applicable  state  securities  laws or are duly registered  in  compliance  with  such  registration  requirements,  and will be administered  accordingly.  United  Trust Group,  Inc.  will not be obligated to offer or issue any shares under this plan if it determines,  in good faith, that the offering or issuance of such sale violates any law.

Until the shareholders of United Trust Group,  Inc. approve the participation of directors  in the  plan,  directors  of United  Trust  Group,  Inc.  will not be entitled to participate  in the plan, or in any offering under the plan,  unless they are otherwise  entitled to participate in the plan as eligible employees of
United Trust Group, Inc. and its subsidiaries.

Transfer restrictions

Shares  issued  under  the  Plan  shall  be  subject  to  the   restrictions  on
transferability  contained in the stock  restriction  agreement  and  applicable restrictions under federal and state securities laws.

Amendment and termination of the plan

The plan may be amended or  terminated by the board of directors of United Trust
Group, Inc. at any time.

Construction of plan

This plan shall be governed by the laws of Illinois.

No  provision  of this plan shall be construed as giving any person any right he would not otherwise  have to become or remain an employee of United Trust Group,
Inc. or any of its subsidiaries or any other right not expressly created by such provision.

No provision of this plan shall be construed as requiring  Jesse  Correll or any of his  associates  or  affiliates  to acquire or retain  ownership of shares of
United  Trust  Group,  Inc.,  or restrict  in any way the  issuance of shares of
United  Trust  Group,  Inc. or the transfer of ownership or control of shares of any of United Trust Group, Inc. or any of its subsidiaries.

This plan is not intended to qualify as an "employee  stock purchase plan" under
Section 423 of the Internal Revenue Code.

Date approved by the board of directors of United Trust Group,  Inc.:  March 26,
2002

Date approved by the shareholders of United Trust Group, Inc.: June 11, 2002

                                            UNITED TRUST GROUP, INC.

                                            /s/ Theodore C. Miller
                                            Theodore C. Miller, Secretary

                                  Exhibit A

       United Trust Group, Inc. Employee and Director Stock Purchase Plan

                             Notice of Offering and
                             Subscription Agreement

To:
                                  Name:________________________________________

                     Residence address:________________________________________

     Positions with United Trust Group,
          Inc. and/or its subsidiaries:  director and/or    employee

                   Date offer extended:________________________________________

                    Date offer expires:________________________________________

Note:The date the offer  expires is the  deadline  for  accepting  this offer to purchase shares.

     United Trust Group,  Inc.  (the  "Company") is offering  selected  eligible employees and directors the  opportunity  to purchase  shares of common stock of the Company pursuant to the United Trust Group, Inc. Employee and Director Stock
Purchase Plan (the "Plan").  You are being extended the  opportunity to purchase the  number of shares  set out below in the  offering,  subject to the terms and conditions of the Plan.

              Aggregate number of shares you can
                       purchase in the offering:________________________________

                                Price per share:________________________________

If you desire to accept the offer and purchase  the shares,  you must deliver to the Company by the close of business on the date the offer expires:

 •    The  following Subscription Agreement, signed and completed by you, and

 •    Payment for the shares you elect to purchase, and

 •    The  Stock Restriction and Buy-Back  Agreement required by the Plan, signed by you.

     A copy of the Plan and the Prospectus providing  information about the Plan and the shares of common stock being offered accompanies this Notice of Offering and Subscription Agreement.

         The Company reserves the right to terminate this offering at any time.

                            UNITED TRUST GROUP, INC.

                            By _____________________________________________
                                  Member, Board of Directors

                             Subscription Agreement

     This Subscription Agreement is being delivered by the undersigned to United
Trust Group,  Inc.  (the  "Company")  to purchase  shares of Common Stock of the
Company that are being  offered to me pursuant to the United  Trust Group,  Inc.
Employee and Director Stock  Purchase Plan (the "Plan").  I accept the Company's offer  and  agree to  purchase  shares of  Common  Stock of the  Company  in the offering pursuant to the Plan as follows:

Number of shares being purchased:  ________________________

Price:  $____________ per share ($__________________ in the aggregate)

Manner of payment:   ___________________________________________________________

Please  register the shares I am acquiring in my name (as printed  below) at the following address:

_____________________________________________________________________________
 [insert the address that will be used for the Company's shareholders' list]

Accompanying this notice is the Stock Restriction and Buy-Sell Agreement which I have executed and join in as a Shareholder of the Company.

I agree and confirm that:

•    I have  received  and read the Plan and  agree to be bound by the terms and conditions  contained in the Plan and in the Stock Restriction and Buy-Sell
     Agreement.

•    I have  received a copy of the  Prospectus  relating  to the  shares  being offered  under the Plan,  and the most  recent  annual  report  and  annual meeting proxy materials of the Company.

•    I  understand  that the  transferability  of the shares I am  acquiring  is subject to restrictions under the Stock Restriction and Buy-Sell Agreement.

•    I agree  that the  certificates  representing  all  shares of Common  Stock acquired  under  the Plan  will bear a legend  providing  notice  that such shares are  restricted  and bound by the terms and  conditions of the Stock
     Restriction and Buy-Sell Agreement, as in effect from time to time.

The foregoing  agreements,  commitments and obligations are being made by and on behalf  of and  shall  be  binding  on me  and  my  heirs,  legatees  and  legal representatives  and any  transferee  with respect to all shares of Common Stock acquired  pursuant to the Plan (or any shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor).

     This Subscription  Agreement is being executed and delivered to the Company on _____________________ [insert date]

                                      ____________________________________
                                                  [signature]

                                      ____________________________________
                                                 [printed name]

                                    Exhibit B

                            United Trust Group, Inc.
                    Stock Restriction And Buy-Sell Agreement

     This  Stock  Restriction  and  Buy-Sell  Agreement   ("Agreement"),   dated
___________,  2002,  is made and entered  into by and among  United Trust Group,
Inc., an Illinois  corporation  (the  "Holding  Company"),  and the  undersigned
shareholders  of  the  Holding  Company   (individually  a  "Shareholder"   and,
collectively, the "Shareholders").

                                   Background

     The Holding Company has adopted the United Trust Group,  Inc.  Employee and
Director  Stock Purchase Plan (the "Plan")  pursuant to which certain  employees and directors of the Holding Company and its subsidiaries have been afforded the opportunity to purchase shares of common stock of the Holding  Company.  Each of the Shareholders is executing this Agreement  concurrently  with the purchase of shares  pursuant to the Plan.  As a  condition  to their  participation  in, and purchase of shares under, the Plan, the Shareholders are obligated to enter into this Agreement  imposing certain  restrictions and obligations on themselves and any shares of common  stock of the Holding  Company now or  hereafter  issued to them pursuant to the Plan (the "Shares").  As used in this  Agreement,  the term
"participant"  refers to an employee  or  director  of the  Holding  Company who purchases Shares from the Holding Company pursuant to the Plan.

     Now,  therefore,  in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and  sufficiency of which are hereby  acknowledged,  the Holding Company and the
Shareholders agree as follows:

     1. Restriction on Stock. Except as otherwise provided in this Agreement, no
Shareholder shall sell, transfer or otherwise dispose of (whether voluntarily or involuntarily or by operation of law) or agree or commit to sell,  transfer,  or otherwise  dispose  of all or any part of the  Shares  owned by the  Shareholder without complying with the terms of this Agreement.

     2. Permitted Transfers and Sales of Shares.

          a. Any Shareholder may transfer all or any part of the Shares owned by such  Shareholder  by gift to or for the  benefit of the  Shareholder,  the
     Shareholder's spouse, or the Shareholder's  children.  The transferee shall receive,  hold,  and/or  own  such  Shares  subject  to the  terms  of this
     Agreement and the obligations hereunder of the transferor Shareholder.

          b. Any  Shareholder  may pledge,  mortgage or  otherwise  encumber the
     Shares owned by such Shareholder;  provided,  however,  that this Agreement shall be binding  upon the person in whose favor the  Shareholder  pledges, mortgages or otherwise encumbers any or all of such Shares, and the pledgee shall  receive,  hold,  and/or own such Shares subject to the terms of this
     Agreement  and  the  obligations  hereunder  of  the  pledgor  Shareholder.
     Notwithstanding  the provisions of this Paragraph 2.b., any Shareholder may pledge,  mortgage or  otherwise  encumber any or all of the Shares owned by them for the  purpose of  securing a loan or loans on behalf of the Holding
     Company or any  affiliate  of the Holding  Company,  and the pledgee of any such Shares shall receive,  hold,  and/or own such Shares free of the terms and  restrictions  contained in this Agreement and free of any  obligations hereunder  imposed on any Shareholder or any other person.  For purposes of this Agreement, an "affiliate" shall mean any entity which is controlled by
     the  Holding   Company  or  by  Jesse  Correll,   either   individually  or
     collectively.

          c. Any  Shareholder  may sell,  at any time,  all or a portion  of the
     Shares owned by such  Shareholder in accordance with the provisions of this
     Paragraph 2.c. or Paragraph 2.d. below.

               i. Such  Shares  must  first be offered  for sale to the  Holding
          Company,  and,  within  ten days of its  receipt  of such  offer,  the
          Holding Company (or its designee)  shall purchase such Shares,  at the price and in the manner  provided in Paragraph 4;  provided,  however, that the selling  Shareholder  shall sell to the  Holding  Company not less than the lesser of:

                    (1) all of the Shares then owned by such Shareholder; or

                    (2) that number of Shares whose fair value as  determined in accordance with Paragraph 4 is at least $1,000.

               ii.  If the  Holding  Company  (or its  designee)  is  unable  to purchase all of the Shares to be sold, then the remaining Shareholders will have a ten day option to purchase  such Shares (or the  remainder of such Shares if the Holding  Company  purchases less than all of the
          Shares offered for sale).  All Shareholders who exercise their options to purchase such Shares may purchase an amount of such Shares equal to the  percentage of Shares they own of the total number of Shares owned by all of the Shareholders  exercising their options, at the price and in the manner provided in Paragraph 4.

               iii. If all or any part of the Shares of the selling  Shareholder
          are  not   purchased   by  the  Holding   Company  or  the   remaining
          Shareholders,  or both,  in  accordance  with the  provisions  of this
          Paragraph 2.c, then the selling Shareholder shall be free to sell all, but not less than all, of the Shares not purchased by Holding  Company or the  remaining  Shareholders,  for a  period  of 90 days  from  the expiration  of the  option of the  remaining  Shareholders;  provided, however,  that at the  end of such  90-day  period,  all  restrictions imposed by this Agreement shall again be applicable.

          d. Any  Shareholder  may sell,  donate or otherwise  transfer,  at any time,  all or a portion of the Shares  owned by such  Shareholder  with the prior  consent  and  approval  of the  board of  directors  of the  Holding
     Company.  In  considering  any  request by a  Shareholder  pursuant to this
     Paragraph  2.d., the board of directors shall not be deemed to be under any obligation  to consent to or approve of such request and may  condition its consent and approval on such terms and conditions as the board of directors
     of  the  Holding  Company  deems  appropriate,   in  the  exercise  of  its
     discretion.

     3. Mandatory Sale and Purchase.

          a.  Upon  the  death of any  Shareholder,  or the  termination  of any
     Shareholder's  employment  with or  service as a  director  of the  Holding
     Company or any  affiliate  of the  Holding  Company  (whether  by reason of
     retirement,   disability  or  voluntary  or   involuntary   termination  of
     employment,  with or without cause),  the Holding Company (or its designee)
     shall purchase, and the Shareholder, or his or her personal representative, spouse and/or children, as the case may be, shall sell, all of such Shares:

               i. then held by such Shareholder; or

               ii.  which were  transferred  by such  Shareholder  to or for the benefit  of such  Shareholder  or his or her  spouse  or  children  in accordance with the terms of Paragraph 2.a of this Agreement; or

               iii.  which  were  transferred  to such  Shareholder's  spouse in accordance with the terms of a decree of divorce.

          b. Upon a non-employee,  non-director  Shareholder's  divorce from the participant in the Plan from whom such Shareholder has acquired Shares, the
     Holding Company shall purchase, and the Shareholder shall sell, all of such
     Shares then held by such  Shareholder,  and, at the discretion of the board of directors of the Holding  Company,  any Shares which were transferred by such  non-employee,  non-director  Shareholder  to his or her  children  in accordance with Paragraph 2.a.

          c. Such  purchase by the Holding  Company  under  Paragraph 3.a or 3.b above shall be at the price and in the manner  provided  in  Paragraph 4 of this  Agreement  and shall take place within 90 days of such  Shareholder's death or termination of employment or the entry of a decree of divorce.

     4. Purchase Price and Terms of Purchase.  The purchase price for any Shares purchased  pursuant to this Agreement  shall be, on a per Share basis,  equal to the sum of (i) the original  purchase  price(s) paid to acquire such Shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated  statutory net earnings  (loss) per Share of such Shares during the period from the end of the month next  preceding  the month in which such Shares were  acquired  pursuant to the Plan to the end of the month next  preceding the month in which the closing of such purchase occurs.  The consolidated  statutory net  earnings  per Share  shall be  computed  as the net  income of the  Holding
Company  and  its  subsidiaries  on a  consolidated  basis  in  accordance  with statutory accounting principles  applicable to insurance companies,  as computed by the Holding Company, less any dividends paid to shareholders. The calculation of net earnings per Share shall be performed on a monthly basis using the number of  common  shares  of the  Holding  Company  outstanding  as of the  end of the reporting period. The purchase price for any Shares purchased hereunder shall be paid in cash within 60 days from the date of purchase  subject to the receipt of any required regulatory approvals as provided in Paragraph 6 of this Agreement.

     5. Tag-along Rights.  If, during the term of this Agreement,  Jesse Correll and his affiliates sell, in one or a series of related  transactions,  more than
50% of the then outstanding shares of common stock of the Holding Company to any third  party  who  is  not  an  affiliate  of  Jesse  Correll,  then  all of the
Shareholders  will be given the  opportunity to sell their Shares either to such third party or to the Holding  Company on the same terms and conditions as Jesse
Correll and his affiliates.

     6.  Regulatory  Approvals.  Should any regulatory  approvals be required in connection with the purchase of any Shares  provided for in this Agreement,  the
Shares and the purchase price therefor shall be escrowed pending receipt of such approvals.  Interest on the purchase  price placed in escrow shall accrue to the benefit of the selling  Shareholder  regardless  of whether the sale  ultimately takes place. Notwithstanding the necessity of obtaining any regulatory approval, the sale of any Shares hereunder must close, if at all, within 150 days from the date the Shares were first offered for sale or the date of death, termination of employment or divorce of a selling Shareholder.

     7. Endorsement on Stock Certificates.  All stock certificates  representing the Shares of the Holding Company shall contain the following legend:

     "The shares  represented by this certificate may not be transferred  except in accordance with the terms  contained in a certain Stock  Restriction and
     Buy-Sell Agreement dated as of ______________, 2002. Transfers in violation of that  Agreement are void. A copy of that  Agreement may be obtained from
     United Trust Group, Inc."

     8. Notice.  Any notice  required or permitted under this Agreement shall be in writing,  shall be delivered to the residence or principal  place of business of the  intended  recipient  as noted on the stock  record  books of the Holding
Company, by either registered mail,  overnight courier service or hand delivery, and shall be  deemed  received  the third  business  day  after  such  notice is deposited in the U.S. mail,  postage prepaid the next business day after deposit with an overnight courier service or the date of hand delivery.

     9. Binding  Effect.  This Agreement shall be binding on the parties hereto, their successors, assigns, estates and heirs, and on any transferee of Shares of the Holding  Company.  As a condition of any transfer of Shares,  including  any transfer on the books of the Holding  Company and the  issuance of  certificates representing  such Shares,  the transfer  must be made in  accordance  with this
Agreement and the  transferee of such Shares shall execute and become a party to this  Agreement.  Any  attempt  to  transfer  Shares  or to  assign  rights  and obligations  under this Agreement,  whether  voluntarily or by operation of law, shall  be  void  and  shall  not  be  binding  on  the  Holding  Company  or its
Shareholders unless done in accordance with the terms of this Agreement.

     10. Other  Shareholders.  The Holding Company may issue  additional  Shares pursuant to the Plan for such consideration as may be determined by the Board of
Directors of the Holding Company. The Holding Company agrees that no such Shares shall be issued  pursuant  to the Plan except upon  agreement  by the  purchaser thereof to become a party to and be bound by the provisions of this Agreement by executing this Agreement in the spaces provided  below.  From and after the date of issuance of such Shares,  the purchaser  thereof shall, for all purposes,  be deemed to be a Shareholder as that term is used in this Agreement.

     11. Amendments and Waivers.  This Agreement may be amended or modified only by an instrument in writing  signed by the Holding  Company and the holders of a majority of the outstanding  Shares that are subject to this Agreement,  and any provision  of this  Agreement  may be waived by the  board of  directors  of the
Holding  Company;  provided,  however,  that no such amendment,  modification or waiver shall,  unless by an instrument  signed by the Holding Company and all of the  Shareholders  [i] differ in effect on any  Shareholder  in a  material  and adverse manner from the effect of such amendment,  modification or waiver on the holders of a majority of the Shares, [ii] create any additional obligation for a
Shareholder  without  creating  similar  obligations  on the other  Shareholders without the prior written consent of the Shareholder so affected, or [iii] alter the terms of Paragraph 5 of this Agreement.

     12. Termination of Agreement.  This Agreement may be voluntarily terminated by the affirmative vote of at least two-thirds of the outstanding  Shares.  This
Agreement will automatically  terminate if Jesse Correll and his affiliates sell substantially all of their shares of common stock of the Holding Company and all
Shareholders  have had the same opportunity to sell their Shares as provided for in Paragraph 5.

     13.  Counterparts.  This Agreement may be executed in counterparts,  all of which taken together shall constitute one and the same agreement.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.

                                  UNITED TRUST GROUP, INC.

                                  By___________________________

                                  Title_________________________

                            United Trust Group, Inc.
                    Stock Restriction And Buy-Sell Agreement

The  undersigned  does  hereby  execute  and become a party to the United  Trust
Group, Inc. Stock Restriction and Buy-Sell  Agreement dated as of _____________,
2002.

                                        _______________________________
                                        Shareholder Signature

                                        Printed
                                        Name:  ________________________

                                        Date:  ________________________